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                                  Exhibit 99(a)
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                        STOCKHOLDER DIVIDEND REINVESTMENT
                             AND STOCK PURCHASE PLAN
                        COMMUNITY INDEPENDENT BANK, INC.

PURPOSE.

The purpose of THE COMMUNITY INDEPENDENT BANK, INC. STOCKHOLDER DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN (hereinafter called the "Plan"), is to provide Shareholders of COMMUNITY INDEPENDENT BANK, INC. (hereinafter called the "Company"), with a simple, convenient, economical and systematic method to acquire additional common stock of the Company by reinvesting cash dividends and making voluntary cash investments.

1.   DEFINITIONS.

     (a) "Authorization Form" means the form provided by the Plan Administrator to be completed by a Shareholder to join the Plan.

     (b) "Dividend" means the cash dividends from time to time declared by the Company's Board of Directors on the Company's outstanding Shares.

     (c) "Dividend Payment Date" means the date on which the Board of Directors of the Company declares dividends payable, currently in March, June, September and December.

     (d) "Investment Date" means the first day of the ten (10) trading day period commencing on the Dividend Payment Date.

     (e) "Open Market Shares" means Shares purchased on the open market by the Purchasing Agent for distribution under the Plan.
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     (f) "Original Issue Shares" means Shares originally issued by the Company for distribution under the Plan.

     (g) "Participant" means a Shareholder who has elected to participate in the Plan and not terminated such election.

     (h) "Plan" means the Stockholder Dividend Reinvestment and Stock Purchase Plan as it may be hereinafter amended, supplemented or modified.

     (i) "Plan Administrator." Bernville Bank, N.A., Bernville, Pennsylvania, a wholly- owned subsidiary of the Company, shall be the Plan Administrator.

     (j) "Purchasing Agent" means Wheat, First Union Securities, Inc., or such other broker-dealer, unaffiliated with the Company and registered under the Securities Exchange Act of 1934, selected from time to time by the Plan Administrator in its sole discretion, to purchase securities on the open market as described in Paragraph 5(b) of the Plan. Aside from transferring funds to the Purchasing Agent, neither the Company nor the Plan Administrator shall have any influence on the manner, methods or timing of acquiring shares in open market transactions.

     (k) "Record Date" means the date by which a shareholder must own a share to receive the dividend payable on it on the next Dividend Payment Date.

     (l) "Shareholder" means any person, including an officer and employee of the Company, who owns one or more shares of the Company's common stock on the record date for the payment of any dividend.

     (m) "Shares" means common stock of the Company.

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     (n) "Treasury Shares" means Shares purchased by the Company on the market or in negotiated transactions which are held by the Company for reissuance under the Plan or other employee benefit plans maintained by the Company.

2.   PARTICIPATION.

     To become a Participant in the Plan, a Shareholder of the Company shall notify the Plan Administrator in writing of the Shareholder's desire to become a member of the Plan. Beneficial owners of the Shares held in nominee name must either have their Shares registered in their own name before participating in the Plan, or arrange with the record holders to participate in the Plan on their behalf. Notification of the desire to become a Participant in the Plan shall be on an Authorization Form. Notification of the desire of the Shareholder to become a Participant must be received by the Plan Administrator at least fifteen
(15) days prior to any Dividend Payment Date. Upon the timely receipt of such notification, the Shareholder shall become a Participant in the Plan for all subsequent Dividends until the Plan is terminated or the Participant gives notice of his desire to terminate his participation. In the event that the Shareholder gives less than fifteen (15) days notice prior to any Dividend Payment Date, the Shareholder shall not participate in the Plan for that Dividend Payment Date but shall participate in the Plan for all subsequent Dividends. In the case of a Shareholder who chooses to reinvest Dividends under the Plan, such reinvestment must be made with respect to all Shares registered in the Shareholder's name. Any Participant in the Plan may terminate such participation by notifying the Plan Administrator in writing of such termination at least fifteen (15) days prior to any Dividend Payment Date; and such termination shall be effective as to that Dividend and all subsequent Dividends.

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3.   CONTRIBUTIONS.

     (a)  Dividend Contributions.

          A Shareholder who chooses to be a Participant in the Plan must reinvest the full amount of the Dividend to which he is entitled on any Dividend Payment Date on all Shares registered in the Shareholder's name by authorizing the Plan Administrator to apply the full amount of Dividends on such Shares to the purchase of additional Shares pursuant to Paragraph 5. Such authorization shall be on an Authorization Form pursuant to the requirements of Paragraph 3.

     (b)  Voluntary Cash Contributions.

          A Participant may elect, each quarter, to invest cash in an amount not to exceed, in the aggregate, $2,500.00 per calendar quarter, but not less than $100.00, in additional Shares by authorizing the Plan Administrator, to apply all of such cash to the purchase of additional Shares pursuant to the Plan. Such cash amount must be transmitted by check or money order made payable to "[Plan Administrator]", together with applicable voluntary cash contribution forms, and received by the Plan Administrator not later than five (5) days prior to the Dividend Payment Date. Any cash contribution received by the Plan Administrator later than five (5) days prior to the Dividend Payment Date will be returned to the Participant. A Participant may withdraw his entire voluntary cash payment by written notice received by the Plan Administrator not later than two (2) days prior to the Investment Date. No interest will be paid on uninvested voluntary cash contributions. Contributions received by the Plan Administrator more than twenty (20) days prior to a Dividend Payment Date will be returned to the Participant.

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4.   ADMINISTRATION.

     The Plan shall be administered by the Plan Administrator. The Plan Administrator shall maintain records and perform all bookkeeping, custodial and other administrative functions, except buying and selling securities. Such administrative functions shall include, but not be limited to: (a) receiving cash Dividends and voluntary cash contributions for Shares of the Company's common stock subject to the Plan; (b) receiving stock dividends, stock splits or other distributions of securities or property on Shares held by the Plan Administrator under the Plan; (c) disbursing funds to the Purchasing Agent and receiving funds from the Purchasing Agent for the accounts of Participants; and
(d) disbursing funds, distributing certificates and mailing quarterly reports to Participants.

     Upon receipt of an Authorization Form from a Participant, the Plan Administrator shall establish a dividend reinvestment plan account in the name of the Participant. All Dividend payments received by the Plan Administrator on behalf of each Participant and all voluntary cash contributions received from a Participant will be credited to the Participant's account.

5.   ISSUANCE OR PURCHASE OF SHARES.

     Under the Plan, for any Dividend or voluntary cash contribution, the Company may either issue Original Issue Shares or direct the Purchasing Agent to purchase Open Market Shares; provided, however, that in the event the Plan has not been registered with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, or if the Plan is not registered or qualified (or exempt therefrom) under the Securities or Blue Sky laws of

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any state where Shareholders reside, all acquisitions under the Plan shall be accomplished through the purchase of Open Market Shares by the Purchasing Agent pursuant to Paragraph 5(b).

     (a)  Issuance of Shares.

          If the Company has not elected to, and is not required to, purchase Open Market Shares, the following shall apply:

          (i)  Purchase of Original Issue Shares.

               On the relevant Investment Date, a Participant's account under the Plan shall be credited by the Plan Administrator with the number of whole and fractional Original Issue Shares that his Dividends subject to the Plan, and any voluntary cash contributions made pursuant to the Plan, will purchase at the purchase price provided under subparagraph (ii) hereof. The Original Issue Shares to be sold to Participants under the Plan may, at the election of the Company, be either Treasury Shares or Shares originally issued for such purpose. The maximum number of Original Issue Shares which shall be made available under the Plan shall be two hundred twenty-five thousand (225,000), subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 14.

          (ii) Price of Original Issue Shares.

               The purchase price per share of the Original Issue Shares shall be the average of the daily high bid and low offer quotations for the Company's common stock reported through the National Association of Security Dealers, Inc.'s OTC Bulletin Board system for the ten (10) trading days immediately preceding the applicable Investment Date; provided however, that if no bid or no offer quotation for the Company's common stock is reported through the

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OTC Bulletin Board service during such ten (10) trading day period, then the purchase price shall be the price of the last trade reported for the Company's common stock through the OTC Bulletin Board service. If the Company's common stock is listed for trading on the NASDAQ Stock Market, the purchase price shall be the mean between the high and low sales prices for the Company's common stock on the NASDAQ Stock Market, as reported in the financial press, on the applicable Investment Date; provided, however, that if no trade is reported on NASDAQ Stock Market for the applicable Investment Date, then on the most recent date preceding the applicable Investment Date on which a trade was reported. If the Company's common stock is listed for trading on the American Stock Exchange
(AMEX), or another national exchange, the purchase price shall be the mean between the high and low sales prices on such exchange, as reported in the financial press, on the applicable Investment Date; provided, however, that if no trade is reported on such exchange for the applicable Investment Date, then on the most recent date preceding the applicable Investment Date on which a trade was reported.

     (b)  Purchase of Open Market Shares.

          If the Company directs the Plan Administrator to purchase Open Market Shares under the Plan, or if the Plan is not registered under the Securities Act of 1933, as amended, or if the Plan is not registered or qualified (or exempt therefrom) under the Securities or Blue Sky laws of any state where Shareholders reside, the following shall apply:

          (i)  Purchase of Open Market Shares.

               On the relevant Investment Date, the Plan Administrator shall forward all funds, whether from Dividend payments or voluntary cash contributions, received from or on behalf of Participants to the Purchasing Agent. The Purchasing Agent will make all open market

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purchases necessary to meet the requirements of the Plan. Purchases may be made on any securities exchange where Shares are traded in the over-the-counter market or in negotiated transactions and may be made on such terms as to price, delivery and otherwise as the Purchasing Agent may determine. No transactions, however, will be negotiated with the Company or its subsidiaries. Purchases shall be made within a ten (10) trading day period commencing on the applicable Dividend Payment date (the first such day being the "Investment Date"). Neither the Company nor any of its subsidiaries shall exercise any direct or indirect control over the prices or timing of purchases made by the Purchasing Agent on the open market.

          (ii) Price of Open Market Shares.

               A Participant's purchase price per Open Market Share shall be the weighted average price per share computed by dividing the total cost of Open Market Shares (including any brokerage fees or commissions) purchased for the Plan after each Dividend Payment Date by the total number of Open Market Shares purchased.

6.   CREDIT TO ACCOUNTS.

     A Participant's account under the Plan shall be credited with the number of whole and fractional Shares, rounded to three decimal places, that his Dividends subject to the Plan, and his voluntary cash contributions made pursuant to the Plan, will purchase at the purchase price provided for in Paragraph 5(a)(ii) or 5(b)(ii), as applicable. If Shares are purchased on the open market, no shares will be allocated to a Participant's account until the date on which the Purchasing Agent has purchased sufficient Shares to cover the quarterly purchases for all Participants in the Plan, provided that, if the Purchasing Agent is unable to purchase enough

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Shares to cover the quarterly purchases for all Participants in the Plan within ten (10) days after any Dividend Payment Date, the Shares purchased will be allocated proportionately to the Participants and any funds not used to purchase Shares will be returned proportionately to the Participants. Although a Participant's account under the Plan will be credited with the purchase of fractional Shares, no fractional Shares will be distributed to Participants under the Plan.

7.   STATEMENTS AND STOCK CERTIFICATES.

     The Plan Administrator will give Participants quarterly statements of Shares purchased under the Plan. Such statements shall contain cumulative information on a calendar year basis and shall be a Participant's record of the number and purchase price of shares acquired for the Participant and the dates acquired. Federal tax information will be sent by January 31st of each year. Prior to the termination of the Plan, stock certificates for Shares purchased under the Plan will not be delivered to a Participant but will be registered in the name of the Plan Administrator or a nominee as agent for the Plan Administrator, unless the Participant requests delivery of such shares or until he terminates his participation in the Plan. Requests for the delivery of stock certificates prior to a Participant's withdrawal from the Plan must be in writing on forms provided by the Plan Administrator. Upon a Participant's request, withdrawal from the Plan, or the termination of the Plan, as applicable, stock certificates for whole Shares will be delivered to him; and fractional shares credited to his account will be paid in cash based on the market price as provided in Paragraph 5(a)(ii) at the time of the Dividend declaration immediately prior to such request, withdrawal or termination. Delivery of stock certificates to a Participant upon

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withdrawal or upon a Participant's request prior to withdrawal shall be subject to a Ten Dollar ($10.00) fee to be paid to the Plan Administrator.


8.   COMPANY'S RESPONSIBILITY.

     Neither the Company, the Plan Administrator, nor the Purchasing Agent shall be responsible for any fluctuation in market value of Shares nor for any actions taken under the Plan unless such actions (whether acts of omission or commission) were done in bad faith.


9.   RIGHTS TO PLAN SHARES.

     A Participant will be permitted only to vote full Shares credited to his account under the Plan. A Participant will be credited under the Plan with all Dividends on Shares and fractional Shares credited to his account under the Plan.


10.  STOCK DIVIDENDS OR STOCK SPLITS.

     Any stock dividend or stock split Shares distributable on Shares owned by a Participant and on Shares credited to a participant under the Plan will be credited to his account under the Plan. In the event that the Company grants rights to its shareholders to purchase additional Shares, debentures or other securities, each Participant shall have the right to exercise such rights arising from whole Shares credited to him under the Plan in accordance with the terms and conditions of such rights.

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11.  CHARGES.

     There will be no charges to Participants under the Plan, except that (i) brokerage fees and commissions will be included in determining the price per Open Market Share in accordance with Paragraph 5(a)(ii), and (ii) the Plan Administrator may charge a reasonable fee for delivery of stock certificates upon a Participant's withdrawal from the Plan or upon a Participant's request prior to withdrawal.


12.  CHANGES IN CAPITALIZATION

     Shares purchased or to be purchased by Participants under the Plan shall participate in any stock split, stock dividend, split-up, spin-off, recapitalization, merger, consolidation, exchange of Shares, or the like in which shares of any class will be issued in respect of the outstanding Shares, or Shares shall be changed into the same or a different number of the same or another class or classes.


13.  NOTICE.

     For purpose of notice of mailing as provided for hereunder, compliance shall be deemed to have been made if sent by regular mail, postage paid to:


            Participant -             Name of Participant
                                      Participant's address listed on
                                      Corporation's stock ledger

            Company -                 Community Independent Bank, Inc.
                                      201 North Main Street
                                      P.O. Box 339
                                      Bernville, PA 19506

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            Plan Administrator -      Bernville Bank, N.A.
                                      201 North Main Street
                                      P.O. Box 339
                                      Bernville, PA 19506


14.  AMENDMENT OR TERMINATION OF PLAN.

     The Board of Directors of the Company may at any time prospectively terminate or amend the Plan. The Company shall give written notice of any such termination or amendment of the Plan to all Participants.


15.  DELAY IN PURCHASE.

     It is understood that for a number of reasons, including observance of the rules and regulations of the Securities and Exchange Commission requiring temporary curtailment or suspension of the issuance or purchase of Shares, the whole amount of the funds available for purchase of Shares might not be applied to the purchase thereof. In any such event, the portion not applied to the purchase of Shares will be paid to Participants in cash.


16.  INCOME TAXES.

     The automatic reinvestment of dividends does not relieve the Participant of any income tax which may be payable on such dividends.


17.  GOVERNING LAW.

     The terms and conditions of the Plan shall be governed by the laws of the Commonwealth of Pennsylvania.

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